EARNINGS PER SHARE SCHEDULE

    Calculation of net income

         Net Income (loss)                                 ($44,388)
         Assumed interest expense reduction                       0
         Assumed interest income increase                         0
                                                           ---------
                                                           ($44,388)
                                                           =========

    Calculation of weighted average number of shares
         Weighted average shares outstanding               1,000,000
         Common stock equivalents                                  0
                                                           ----------
                                                           1,000,000
                                                           ==========
         Net income (loss) per share
                                                             ($0.04)
                                                           ==========